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                                                                    EXHIBIT 10.4

                             CONTRACT OF EMPLOYMENT


THE UNDERSIGNED:

1. Autobytel.Europe Holdings B.V. established and with registered offices in Almere, the Netherlands at Alnovum - Witte Toren, P.J. Oudweg 9-15, 1314 HC, according to the Articles of Association, duly represented by Mr. J. Knottenbelt in his capacity as Interim Chief Executive Officer, hereinafter referred to as "the employer"

        and

2. Mr. M.J.L.M. Rens, born on February 4th 1947 in Maastricht, currently living in the Netherlands at Van Leijenberghlaan 84, 1082 GM Amsterdam, hereinafter referred to as "the employee",


        HAVE AGREED THE FOLLOWING:

1.      POSITION

        1.1. The employee shall be employed in the position of Chief Executive Officer. The employee shall apply his mind and skill to the best of his ability.

        1.2. The employee's place of work shall be based in Almere, the Netherlands at Alnovum - Witte Toren, P.J. Oudweg 9-15, 1314 CH.

        1.3. The employee agrees to accept another place of work, within a reasonable distance from the address in subsection 1.2.

        1.4. The employee shall not fulfil any remunerative ancillary functions for or on behalf of another, nor in any other way conduct any ancillary remunerative activities, without prior written consent of the employer.

        1.5. The employee shall not fulfil any ancillary non-remunerative functions, which are business related, for or on behalf of another, nor in any other way conduct any ancillary non-remunerative business related activities, without prior written consent of the employer.

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2.      DURATION

        2.1. The term of service commences on October 17th, 2000 and shall continue for an indeterminate period. The contract of employment shall terminate in any event by operation of law on the last day of the calendar month in which the employee attains the pensionable age of 65 or the age as stated in the company's pension scheme.

        2.2. Both parties are entitled to terminate the contract by means of an interim notice at the end of a calendar month, taking into account, with reference to this section exclusively, a notice period of 1,5 month for the employee and 3 months for the employer in accordance with the Dutch Labour Law.

3.      HOURS OF WORK

        This employment agreement concerns full time employment, the normal hours being a total of 40 hours worked, between 08.00 AM and 17.30 PM Monday to Friday. The salary as stated under subsection 4.1. of this agreement reflects the fact that from time to time the employer may ask the employee to work in excess of these hours.

4.      SALARY AND HOLIDAY ALLOWANCE

        4.1. Gross salary shall amount to USD 400,000 per year. This salary will be divided in twelve (12) equal monthly installments. Each installment shall be paid on the last day of the month at the latest, net of statutory and voluntary deductions into a bank or giro account to be designated by the employee.

        4.2. The salary stated in 4.1 above includes any allowance for overtime and hours worked on Saturdays, Sundays and public holidays.

        4.3. The employee is entitled to a yearly bonus based on his professional achievements. The bonus is maximised to 25% of the annual fixed salary at 100% achievement of set goals. The annual fixed salary equals the amount mentioned in section 4.1.

                The bonus is paid out gross to the employee. The objectives will be determined at the start of the employment. In case duties as mentioned under subsection 1.1. change, new objectives can be applicable to the employee.

                For the initial period of employment, ending at December 31, 2002, the bonus as mentioned above will not be based on set goals and individual performance. The bonus associated with this period, however, will be fixed at USD 100,000 per annum. The bonus is paid out pro rata in accordance with the actual employment period.

        4.4. The employee shall be entitled to a holiday allowance of 8%. The holiday allowance is included in the gross annual salary as mentioned in section


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                4.1. If the employment commences or terminates in the course of a year, the holiday allowance shall be calculated proportionately.

        4.5. The salary and other allowances mentioned in this article will be reviewed annually in the month of January. The first review will be in January 2002.

5.      STOCK OPTIONS

        The entitlement to stock options will be determined in a separate agreement.

6.      EXPENSE ALLOWANCES

        6.1. The employer will reimburse the employee all authorised reasonable business expenses incurred in the execution of his job duties against submitted receipts by the employee.

        6.2. The employee will be entitled to a fixed net amount of EUR 340 for representation costs and small expenditures.

        6.3. The employer will reimburse the employee for all reasonable business telephone costs (telephone, fax, ISDN incurred while using his private phone).

                In addition, the employer will provide the employee with a mobile phone for business use only.

7.      ILLNESS AND DISABLEMENT

        7.1. If the employee is unable to attend work due to illness, he or his representative shall notify the employer preferably on the first day of illness.

        7.2. The employee shall ensure that he can be contacted by the employer as much as possible during his illness.

        7.3. In the event of disability or illness of the employee, the employer shall continue to pay the employee's salary, as set out in subsection 4.1. for 100%, during the first year of his disability or illness.

8.      INSURANCES

        8.1. In case the employee will no longer be compulsory insured according to the compulsory Health Insurance Act, the employer shall pay 50% of the health insurance premium, but this amount shall never exceed the employer's contribution to the compulsory health insurance premium payable by the employer. The employer's contribution shall be subject to wage tax. The employee's contribution shall be withheld from the monthly salary.

        8.2. The employee will be provided with a Business Travel Insurance on a world-wide basis. The premium will be paid by the employer.


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        8.3.    The employee will be enrolled in the company's WAO-gap
                insurance. The benefit of the insurance is subject to the terms and conditions of the insurance policy. The premium for this insurance is paid by employer and employee on a 50:50 basis.

        8.4. The employer will take out a WAO-excedent insurance on behalf of the employee. The insurance covers for 70% of the last earned salary as stated in section 4.1. in case of serious illness/disability. The benefit of the insurance is subject to the terms and conditions of the insurance policy.

        8.5. The employee will be entitled to participate in the company pension scheme. The terms and conditions of the company pension scheme are set out in a separate pension letter.

9.      OTHER BENEFITS

        9.1. In the event of this agreement ending as a result of long-term disability of the employee due to an accident, the employee will receive a one-time payment up to four times the annual fixed salary as stated under section 4.1.

        9.2. In the event of death of the employee due to an accident, the employer will pay a one-time payment up to twice the annual fixed salary as mentioned in section 4.1.

        9.3. The level of the benefits mentioned in subsections 9.1. and 9.2. are subject to the terms and conditions of the company provided accident insurance policy.

        9.4. The employee will be entitled to a company sponsored lease car. The monthly lease price of the car will be based on the car the employee had in his employment immediately prior to this employment. The monthly lease price will be inclusive of fuel and exclusive of VAT.

10.     HOLIDAY YEAR / DAY'S LEAVE

        10.1. The holiday year is the period in which the number of days' leave is calculated. The holiday year coincides with the calendar year.

        10.2. The employee is entitled to 25 days' leave in each holiday year, such to be established by the employer in consultation with the employee. This is in addition to the employees entitlement to all statutory or public holidays in the country of his employment.

        10.3. An employee who has not been employed for the entire holiday year shall be entitled to 1/12 of the annual leave for each full month of employment.

        10.4. The employee undertakes to take all days' leave accruing to him before the termination of the contract of employment, unless such is not possible because of the nature of the work or other circumstances. In this case, the employee and the employer shall come to an agreement regarding payment in lieu.


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11.     DIRECTORS' & OFFICERS' LIABILITY INSURANCE

        The employer will supply the employee with a Directors' & Officers' Liability insurance. The benefit of the D&O Liability insurance is subject to the terms and conditions of the insurance policy.

12.     CONFIDENTIALITY

        12.1. The employee undertakes, both during and after the termination of this contract of employment, not to disclose any information about the employer or its business or one or more affiliated companies or their business which he knows or suspects could be detrimental to the employer and/or those affiliated companies. This obligation also applies to information on clients or other business contacts. The employee is obliged to return all documentation belonging to the employer which he has in his possession together with his own notes and photocopies.

        12.2. Any infringement of this clause during the employment shall constitute a pressing reason to terminate the contract of employment with immediate effect, without prejudice to the right of the employer to demand full compensation.

        12.3. Any infringement of this clause following termination of the employment shall cause the employee to pay a penalty of EUR 11,345 on demand, without prejudice to the right of the employer to demand full compensation instead of the penalty.

13.     INTELLECTUAL PROPERTY RIGHTS

        The Employee shall transfer to the Employer and/or cooperate in the transfer to the Employer on the first request of the Employer, all (future) inventions made by him and/or any intellectual- and industrial property rights that may come into being by his actions and/or activities, during this agreement or which are made or will come into being after this agreement has terminated but can be considered to follow from the existence of this agreement. Parties agree that any compensation that can follow from such an invention or property rights is deemed to be included in the remuneration for the services rendered in the course of this agreement.

14.     PROPERTY OF THE EMPLOYER

        14.1. All material made available to the employee by the employer is and shall remain the property of the employer. It is prohibited to use such material for private purposes without the express permission of the employer.

        14.2. The employee shall return all property of the employer to the employer without being asked immediately upon the termination of the employment or earlier if requested by the employer.


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        14.3.  In case of suspension and termination of employment, regardless of the manner in which or the reason why employment is being terminated, the employee will put at the disposal of the employer, upon its first request, all properties of the employer over which he/she has control, as well as all documents and copies of documents that in the broadest possible sense in any way relates to the employer and/or to associated companies, its clients and other business connections.

15.     COMPENSATION FOR DAMAGES

        Contrary to the provisions of section 6:170 subsection 3 and section 7:661 Dutch Civil Code, the employee is, insofar as and to the extent to which he is insured for this risk, liable towards the employer for damages that the employee, in carrying out the agreement, causes to the employer or a third party to whom the employer is liable for such damages, even if such damage was not caused intentionally or due to gross negligence on the part of the employee.

16.     RESTRAINT OF TRADE

        16.1. The employee is forbidden, without prior written consent of the employer, both during the period of his term of service, and during a period of 2 years after the conclusion of his term of service, either directly or indirectly, for himself or for others, for remuneration or gratuitously, to be employed in any way whatsoever, or to have an interest in any business detrimentally competitive to the employer or legal persons and companies which belong to the group of which the employer is a part. This limitation applies equally to new activities of the employer which have commenced after the period during which this employment agreement is in force, in so far as the employee was involved in such activities.

        16.2. If the employee acts contrary to the provisions of subsection 1 of this section, he shall without notice forfeit to the employer, an immediate fine of EUR 11,345 increased by an amount of EUR 113 per day that the transgression endures beyond the first day of the transgression, such liability not infringing upon the right of the employer, to claim damages in full in lieu of the fine. In addition to payment of a fine and/or damages due to a past breach, the employer is also entitled to claim compliance in the future.

        16.3. The employee is equally obliged to comply with the provisions of subsection 1 subject to the sanction set out in subsection 2, with respect to a future employer, whether or not this concerns the transfer of a business undertaking in terms of section 7:662 and following Dutch Civil Code.

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17.     SEVERANCE PAYMENTS ON TERMINATION

        17.1. Subject to the employee agreeing at the time to waive any claims he may have against the employer, the employer agrees to make the following payments in the circumstances described below.

        17.2. If the employer terminates this agreement due to other reasons than the malfunctioning of the employee as mentioned in subsection 17.3, the employer will supply the employee with a severance pay equal to one year's salary as stated in subsection
                4.1. This amount will be paid out gross to the employee through his final pay slip. During the period of employment the employer will keep the above mentioned severance amount in escrow.

        17.3. If the termination of the employment agreement by the employer is the result of the malfunctioning of the employee (being gross negligence or willful misconduct), the employee is not entitled to any severance pay.

        17.4. If the employee voluntarily terminates the employment agreement, the employer will not supply the employee with a severance pay.

18.     GIFTS

        18.1. With regard to the fulfilling of his duties, the employee is forbidden, without the prior consent of the employer, to accept from third parties, directly or indirectly in any way whatsoever, any commission, concession or compensation in any form whatsoever, or to accept or insist on any gifts.

        18.2. The provisions of subsection 18.1. do not apply to gifts from clients of a nominal value.

        18.3. The employee is obliged, if he has acted contrary to the provisions of the preceding subsections, to pay to the employer the value of the commissions, concessions, compensations and/or gifts referred to in subsection 18.1, such payment not infringing upon the right of the employer to claim damages in full lieu thereof.

19.     EMPLOYEE'S OBLIGATIONS

        19.1. The employee undertakes to perform all work for the employer to the best of his ability and in line with the objectives set by the employer.

        19.2. Objectives can be re-negotiated by the employee and the management subject to the employer's approval.

        19.3. The employee undertakes to perform his work in accordance with the instructions given to him by the employer.

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20.     EMPLOYER'S OBLIGATIONS

        The employer shall act as a good employer according to reasonableness and fairness. The employer undertakes to perform reasonable actions within his power in order to avoid damage to the employees.

21.     OTHER

        21.1. Previous oral and/or written contracts of employment and/or agreements on fringe benefits and expense allowances shall be superseded upon signature of this contract.

        21.2. This agreement shall be governed by and interpreted in accordance with the laws of The Netherlands.

        21.3. All controversies relating to and arising from this agreement shall exclusively be submitted to the competent court in The Netherlands.


Thus drawn up and signed in duplicate in Amsterdam on September 1st 2000


/s/ Max Rens                        /s/ Joop Knottenbelt
---------------------               -------------------------------
Employee                            Autobytel.Europe Holdings B.V.
Mr. M.J.L.M. Rens                   by     Mr. J. Knottenbelt
                                    title  Interim Chief Executive Officer
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                     ADDENDUM TO THE CONTRACT OF EMPLOYMENT




THE UNDERSIGNED:

1. Autobytel.Europe Holdings B.V. established and with registered offices in Almere, the Netherlands at Alnovum -- Witte Toren, P.J. Oudweg 9-15, 1314 HC, according to the Articles of Association, duly represented by Mr. J. Knottenbelt in his capacity as Interim Chief Executive Officer, hereinafter referred to as "the employer"

        and

2. Mr. M.J.L.M. Rens, born on February 4th 1947 in Maastricht, currently living in the Netherlands at Van Leijenberghlaan 84, 1082 GM Amsterdam, hereinafter referred to as "the employee",


        HAVE AGREED THE FOLLOWING:



1.      EXCHANGE RATE USD TO EUR

        Considering the fact that the employer will be paying the employee in Euro's, parties have agreed as follows:

        1.1.    At the commencement of the employment as stated under section
                2.1. of the employment agreement, all USD denominated amounts will be converted into Euro's. As of this date, payments will be in Euro's.

        1.2. The exchange rate of the USD to the EUR will be fixed at the exchange rate measured at the moment of signature of the contract of employment.

2.      OTHER

        2.1. This agreement forms an inseparable part of the contract of employment signed on September 1st 2000.

        2.2. This agreement shall be governed by and interpreted in accordance with the laws of The Netherlands.

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        2.3.    All controversies relating to and arising from this agreement shall exclusively be submitted to the competent court in The Netherlands, unless other arbitration rules are agreed upon by the parties in writing.


Thus drawn up and signed in duplicate in Amsterdam on September 1st 2000





/s/ Max Rens                            /s/ Joop Knottenbelt
-----------------------------           ------------------------------------
Employee                                Autobytel.Europe Holdings B.V.
Mr. M.J.L.M. Rens                       by     Mr. J. Knottenbelt
                                        title  Interim Chief Executive Officer